FIFTH SUPPLEMENTAL INDENTURE

FIFTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of May 2, 2007, among Advanstar Communications Inc., a New York corporation (the “Company”), the guarantors party hereto (the “Guarantors”) and Wells Fargo Bank, N.A. (successor by merger to Wells Fargo Bank Minnesota, N.A.), as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company, the Guarantors party thereto and the Trustee entered into the Indenture, dated as of August 18, 2003 (the “Original Indenture”), among Advanstar Communications Inc., a New York corporation (the “Company”) the Guarantors party thereto (the “Guarantors”) and Wells Fargo Bank, N.A. (successor by merger to Wells Fargo Bank Minnesota, N.A.) (the “Trustee”), as amended or supplemented by the First Supplemental Indenture dated June 16, 2005, the Second Supplemental Indenture dated June 16, 2005, the Third Supplemental Indenture dated August 19, 2005 and the Fourth Supplemental Indenture dated December 21, 2006 (the Original Indenture as so amended and supplemented, the “Indenture”) relating to the Company’s Second Priority Senior Secured Floating Rate Notes due 2008 (the “Floating Rate Notes”) and 10 3/4% Second Priority Senior Secured Notes due 2010 (the “Senior Secured Notes” and, together with the Floating Rate Notes, the “Notes”);

WHEREAS, the Company has repaid all of the Floating Rate Notes and the Company and the Guarantors have been discharged from all of their respective obligations with respect to such Floating Rate Notes;

WHEREAS, the Company and the Guarantors propose certain amendments to the Indenture (the “Proposed Amendments”), which Proposed Amendments must be approved with the consent of the holders (the “Holders”) of a majority of the outstanding aggregate principal amount of the Senior Secured Notes;

WHEREAS, the Company and the Guarantors also propose certain additional amendments to the Indenture (the “Additional Amendments” and together with the Proposed Amendments, the “Amendments”), which Additional Amendments must be approved with the consent of the Holders of at least two-thirds of the outstanding aggregate principal amount of the Senior Secured Notes;

WHEREAS, the Company has made an offer to purchase the Senior Secured Notes and solicited the consents of the Holders of the Senior Secured Notes to the Amendments pursuant to the Offer to Purchase and Consent Solicitation Statement dated April 19, 2007 (the “Tender Offer and Consent Solicitation”), each upon the terms and subject to the conditions set forth therein;

WHEREAS, pursuant to the Tender Offer and Consent Solicitation, Company has received valid consents of the Holders of at least a majority in outstanding aggregate principal amount of the Senior Secured Notes consenting to the substance of the Proposed Amendments set forth in this Supplemental Indenture;

WHEREAS, pursuant to the Tender Offer and Consent Solicitation, the Company has received valid consents of the Holders of at least two-thirds in outstanding aggregate principal amount of the Senior Secured Notes consenting to the substance of the Additional Amendments set forth in this Supplemental Indenture;

WHEREAS, all conditions and requirements necessary to make this Supplemental Indenture a valid, binding, and legal instrument in accordance with the terms of the Indenture have been performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized; and

WHEREAS, pursuant to Section 9.06 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the premises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed as follows:

Section 1. Defined Terms. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

Section 2. Proposed Amendments to Indenture. Effective as of the Amendment Effective Date for the Proposed Amendments (as defined below):

(a) The following Sections of the Indenture shall be deleted in their entirety and replaced with the phrase “Intentionally Omitted”:

Existing Section Number	Caption

Section 4.03 in its entirety	Reports

Section 4.04 in its entirety	Compliance Certificate

Section 4.05 in its entirety	Taxes

Section 4.07 in its entirety	Restricted Payments

Section 4.08 in its entirety	Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

Section 4.09 in its entirety	Incurrence of Indebtedness and Issuance of Preferred Stock

Section 4.11 in its entirety	Transactions with Affiliates

Section 4.12 in its entirety	Liens

Section 4.13 in its entirety	Corporate Existence

Section 4.15 in its entirety	Limitation on Sale and Leaseback Transactions

Section 4.16 in its entirety	Additional Note Guarantees

Clause (d) of Section 4.17	Further Assurances; Collateral Inspections and Reports; Costs and Indemnification

(b) Section 5.01 of the Indenture captioned “Merger, Consolidation, or Sale of Assets” is hereby amended by deleting each of clause (c), clause (d) and the last sentence of Section 5.01.

(c) Section 6.01 of the Indenture captioned “Events of Default” is hereby amended deleting each of clauses (d), (e), (f), (g), (j) and (k) and replacing them with the phrase “Intentionally Omitted”.

(d) Section 8.04 of the Indenture captioned “Conditions to Legal or Covenant Defeasance” is hereby amended by deleting each of clauses (c), (e) and (f) and replacing them with the phrase “Intentionally Omitted”.

(e) Any definitions used exclusively in the provisions of the Indenture which no longer apply to the Notes pursuant to Paragraphs (a) through (d) of this Section 2 are hereby deleted in their entirety from the Notes and in the Indenture shall no longer apply with respect to the Notes and all references to paragraphs, sections, articles or other terms or provisions of the Indenture which no longer apply to the Notes pursuant to Paragraphs (a) through (d) of this Section 2 above are hereby deleted in their entirety from the Notes and in the Indenture shall no longer apply to the Notes.

Section 3. Additional Amendments to the Indenture. Effective as of the Amendment Effective Date for the Additional Amendments (as defined below):

(a) The following Sections of the Indenture shall be deleted in their entirety and replaced with the phrase “Intentionally Omitted”:

Existing Section Number	Caption

Section 4.10 in its entirety	Asset Sales

Section 4.14 in its entirety	Offer to Repurchase upon Change of Control

Clauses (a), (b), (c) and (e) of Section 4.17	Further Assurances; Collateral Inspections and Reports; Costs and Indemnification

(b) Any definitions used exclusively in the provisions of the Indenture which no longer apply to the Notes pursuant to this Paragraph (a) of this Section 3 are hereby deleted in their entirety from the Notes and in the Indenture shall no longer apply to the Notes, and all references to paragraphs, sections, articles or other terms or provisions of the Indenture which no longer apply to the Notes pursuant to Paragraphs (a) of this Section 3 above are hereby deleted in their entirety from the Notes and in the Indenture shall no longer apply to the Notes.

(c) The Second Priority Liens are hereby released in their entirety.

The Trustee will instruct the Collateral Agent to execute and deliver and the Collateral Agent will promptly execute and deliver, such instruments effectuating or confirming such release of the Second Priority Liens which will have the effect solely of releasing such Second Priority Liens as to the Collateral described therein, on customary terms and without any recourse, representation, warranty or liability whatsoever.

Section 4. Indenture Ratified. Except as hereby otherwise expressly provided, the Indenture is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

Section 5. Counterparts. This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.

Section 6. Supplemental Indenture Is a Supplement To Indenture. This Supplemental Indenture is an amendment supplemental to the Indenture and this Supplemental Indenture will henceforth be read together.

Section 7. Governing Law. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 8. References to Supplemental Indenture. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Supplemental Indenture may refer to the Indenture without making specific reference to this Supplemental Indenture, but nevertheless all such references to the Indenture shall include this Supplemental Indenture unless the context otherwise requires.

Section 9. Effect of this Supplemental Indenture. From and after the Amendment Effective Date, the Indenture shall be deemed to be modified as herein provided but except as modified hereby, the Indenture shall continue in full force and effect. The Indenture as modified hereby shall be read taken and construed as one and the same instrument.

Section 10. Severability. In the event that any provisions of this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11. Trust Indenture Act. If any provisions hereof limit, qualify or conflict with any provisions of the Trust Indenture Act of 1939 required under the Trust Indenture Act of 1939 to be a part of and govern this Supplemental Indenture, the provisions of the Trust Indenture Act of 1939 shall control. If any provision hereof modifies or excludes any provision of the Trust Indenture Act of 1939 that pursuant to the Trust Indenture Act of 1939 may be so modified or excluded, the provisions of the Trust Indenture Act of 1939 as modified or excluded hereby shall apply.

Section 12. Trustee Makes No Representation. The Trustee makes no representation as to the validity or adequacy of this Supplemental Indenture or the recitals contained herein.

Section 13. Effect of Headings. The section headings herein are for convenience only and shall not affect the construction thereof.

Section 14. Effectiveness. This Supplemental Indenture shall become effective upon execution by the Company, the Guarantors and the Trustee. As used herein, the “Amendment Effective Date” shall mean (i) with respect to Proposed Amendments, the date that the Company delivers written notice to the Trustee that consents have been received from Holders of at least a majority of the then outstanding aggregate principal amount of Senior Secured Notes and the related Notes have been accepted for purchase in the Tender Offer and Consent Solicitation and (ii) with respect to the Additional Amendments, the date that the Company delivers written notice to the Trustee that consents have been received from Holders of at least two-thirds of the then outstanding aggregate principal amount of the Senior Secured Notes and the related Notes have been accepted for purchase in the Tender Offer and Consent Solicitation.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed as of the date first above written.

ADVANSTAR COMMUNICATIONS INC.

By:	/s/ Theodore S. Alpert
	Name:	Theodore S. Alpert
	Title:	Vice President - Finance and Chief Financial Officer

CME2, INC.,as Guarantor

By:	/s/ Theodore S. Alpert
	Name:	Theodore S. Alpert
	Title:	Vice President - Finance and Chief Financial Officer

PROJECT GLOBAL TRADESHOW, INC.,as Guarantor

By:	/s/ Theodore S. Alpert
	Name:	Theodore S. Alpert
	Title:	Vice President - Finance and Chief Financial Officer

MEN’S APPAREL GUILD IN CALIFORNIA, INC., as Guarantor

By:	/s/ Theodore S. Alpert
	Name:	Theodore S. Alpert
	Title:	Vice President - Finance and Chief Financial Officer

APPLIED BUSINESS TELECOMMUNICATIONS, as Guarantor

By:	/s/ Theodore S. Alpert
	Name:	Theodore S. Alpert
	Title:	Vice President - Finance and Chief Financial Officer

WELLS FARGO BANK, N.A., as Trustee

By:	/s/ Lynn M. Steiner
	Name:	Lynn M. Steiner
	Title:	Vice President